                                                                      EXHIBIT 11

                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                                    2002             2001              2000
                                                                    ----             ----              ----
BASIC
   Earnings
     Net earnings                                             $   1,353,129     $     755,668    $   1,450,909
                                                              =============     =============    =============

   Shares
     Weighted average number of common
       shares outstanding                                        10,170,645        10,215,855        9,782,919
                                                              =============     =============    =============

   Earnings per common share                                  $         .13     $         .07    $         .15
                                                              =============     =============    =============

DILUTED
   Earnings
     Net earnings                                             $   1,353,129     $     755,668    $   1,450,909
                                                              =============     =============    =============

   Shares
     Weighted average number of common
       shares outstanding                                        10,170,645        10,215,855        9,782,919
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants                     58,412           136,613          183,742
                                                              -------------     -------------    -------------

     Weighted average number of common and
       common equivalent shares outstanding                      10,229,057        10,352,468        9,966,661
                                                              =============     =============    =============

   Earnings per common share                                  $         .13     $         .07    $         .15
                                                              =============     =============    =============